EXHIBIT 10.6

XEROX CORPORATION

FORM OF RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of [DATE] by and between XEROX CORPORATION (“the “Company”) and (the “Grantee”).

Pursuant to the Offer Letter between the Company and the Grantee, dated (the "Offer Letter"), in connection with the employment of Grantee on [DATE] (the "Grant Date"), the Board approved a grant to Grantee of shares of the Company’s common stock, $1.00 par value (“Common Stock”), on the terms set forth below and subject to the restrictions set forth in this Agreement (the “Restricted Stock”).

Number of Shares of

Restricted Stock:

Grant Date:

Vesting Schedule:

1.Award of Restricted Stock
On the Grant Date, the Company granted to the Grantee the number of shares of Restricted Stock set forth above, in accordance with and subject to the restrictions, terms and conditions set forth in this Agreement.
2.Restricted Period; Vesting
2.1    Vesting Schedule. Subject to this Section 2, if the Grantee remains employed by the Company until [DATE] (the "Vesting Date"), the Grantee shall vest with respect to the entire shares of Restricted Stock, and the Restricted Period shall expire, on such date. The period from the Grant Date through the date on which the shares of Restricted Stock vest is referred to as the “Restricted Period.”
2.2    Termination without Cause, for Good Reason, Death or Disability. If prior to the Vesting Date (a) the Company terminates the Grantee’s employment without Cause, (b) the Grantee terminates his employment for Good Reason, (c) the Grantee dies while employed by the Company, or (d) the Grantee's employment with the Company is terminated due to the Grantee’s Disability ((a) – (d) collectively, a "Good Leaver Termination"), then the Grantee shall vest with respect to the entire shares of Restricted Stock, and the Restricted Period shall expire, as of the date of the Grantee’s termination of employment. For purposes of this Agreement, the terms "Cause," "Disability" and "Good Reason" shall have the meanings assigned thereto under the Offer Letter.

2.3    Change in Control. Notwithstanding the other provisions of this Agreement, in the event of a Change in Control (as defined in the Offer Letter) that occurs prior to the Vesting Date, the Grantee shall vest with respect to the entire shares of Restricted Stock, and the Restricted Period shall expire, as of the date of such Change in Control.
2.4    Other Termination of Employment. If Grantee’ employment terminates for any reason other than due to a Good Leaver Termination prior to the Vesting Date, the unvested shares of Restricted Stock shall be forfeited and all rights of Grantee to such unvested shares of Restricted Stock shall be terminated.
3.    Rights as Shareholder; Dividends
During the Restricted Period, the Grantee shall be the record owner of the shares of Restricted Stock and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares; provided that any dividends or other distributions paid during the Restricted Period shall be accrued and paid to the Grantee at the time of vesting of the shares of Restricted Stock. If the Grantee forfeits the shares of unvested Restricted Stock in accordance with Section 2.4 hereof, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to such shares of Restricted Stock, shall no longer be entitled to vote or receive dividends on such shares, and shall immediately forfeit any dividends accrued with respect to such shares.
4.    Issuance of Shares
During the Restricted Period, the shares of Restricted Stock shall be evidenced by a book-entry in the Company’s stock records in the Grantee’s name. As soon as practicable after the Restricted Period expires with respect to the shares of Restricted Stock, and subject to payment of all applicable withholding taxes in accordance with Section 9 hereof, the Company shall issue shares of unrestricted Common Stock to Grantee, either by the delivery of physical stock certificates or by certificateless book-entry issuance.
5.    Adjustments
The shares of Restricted Stock shall be subject to adjustment pursuant to Section 6 of the Xerox Corporation 2004 Performance Incentive Plan (2016 Amendment and Restatement) as in effect on the date hereof.
6.    Compliance with Law; Legends
The issuance and transfer of the shares of Restricted Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

During the Restricted Period a legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee deems are required under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Company's shares of Common Stock are then listed. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
7.    Nontransferability.
Unless the Independent Compensation Committee of the Board (the “Committee”) specifically determines otherwise, during the Restricted Period, the Restricted Stock and the rights relating thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered other than by will or the laws of descent and distribution. Any such purported transfer or assignment shall be null and void.

8.    No Right to Continued Employment
Nothing in this Agreement shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate at any time the Grantee’s employment, subject to Grantee’s rights under this Agreement and the Offer Letter.

9.    Taxes and Withholding
The Grantee shall be responsible for all federal, state and local income and employment taxes payable with respect to the vesting of the shares of Restricted Stock under this Agreement. Unless the Grantee otherwise provides for the satisfaction of the tax withholding requirements in advance, upon vesting of the shares of Restricted Stock, the Company shall have the right to retain and withhold from any cash payment or distribution to the Grantee the amount necessary to satisfy any tax withholding obligations with respect to the vesting of the shares of Restricted Stock under this Agreement, or, with the consent of the Grantee which consent shall not be unreasonably withheld, withhold and cancel a number of shares of Restricted Stock having a market value equal to the minimum amount of taxes required to be withheld.

10.    Modification of Agreement
No provision of this Agreement may be amended or waived unless agreed to in writing and signed by the Committee (or its designee) and the Grantee. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company or the Grantee, as applicable, has under this Agreement.

11.    Severability
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.    Governing Law
The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. Any action arising under or related to this Agreement shall be filed exclusively in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, and each of the parties hereby consents to the jurisdiction and venue of such courts.

13.    Successors and Assigns
This Agreement shall be binding on and inure to the benefit of the parties hereto and the successors and assigns of the Company, and the legal representatives, legatees and heirs of the Grantee.

14.    Code Section 409A
This Agreement and this award of Restricted Stock is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered in accordance with such intent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of [DATE].

XEROX CORPORATION

By: ____________________________

Name: __________________________

Title: ___________________________

By signing below or by accepting this award of Restricted Stock as evidenced by electronic means acceptable to the Committee, the Grantee hereby (i) acknowledges that the Company’s latest annual report to shareholders or annual report on Form 10-K are available from the Company’s intranet site or upon request, (ii) represents that the Grantee is familiar with the terms and provisions of this Agreement, and (iii) accepts the award of Restricted Stock subject to all the terms and provisions of this Agreement.

GRANTEE:

_______________________________

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